Exhibit 4.6

SECOND SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE (this “Second Supplemental Indenture”), dated as of March 9, 2021, among TNHC Colorado Inc., a Delaware corporation, EHWP LLC, a Colorado limited liability company, EHPP, LLC, a Colorado limited liability company, EHTCV, LLC, a Colorado limited liability company, Epic Homes at Anthem Highlands LLC, a Colorado limited liability company, The Orchard Group LLC, a Colorado limited liability company (together, the “Guaranteeing Subsidiaries”), each a subsidiary of The New Home Company Inc. (or its permitted successor), a Delaware corporation (the “Company”), the Company, the guarantors party hereto (the “Guarantors”) and U.S. Bank National Association, as trustee under the Indenture referred to below (in such capacity, the “Trustee”).

RECITALS

WHEREAS, the Company and the Guarantors have heretofore executed and delivered to the Trustee an indenture, dated as of October 28, 2020 (as amended by the First Supplemental Indenture, dated as of February 24, 2021, the “Indenture”), providing for the issuance of the Company’s 7.250% Senior Notes due 2025 (the “Notes”) and the related guarantees of the Notes;

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Security Guarantee”);

WHEREAS, Section 9.01(9) of the Indenture provides that, without the consent of the Holders, the Company, the Guarantors and the Trustee may amend the Indenture to allow any Guarantor to execute a supplemental indenture or a Security Guarantee with respect to the Notes in accordance with the applicable provisions of the Indenture;

WHEREAS, the Company and the Guarantors desire to execute and deliver this Second Supplemental Indenture, in accordance with the terms of the Indenture, for the purpose of allowing the Guaranteeing Subsidiaries to unconditionally guarantee all of the Company’s Obligations under the Notes;

WHEREAS, pursuant to Article 9 of the Indenture, the Trustee is authorized to execute and deliver this Second Supplemental Indenture;

WHEREAS, the Company has provided to the Trustee the items required in Section 11.04 of the Indenture;

WHEREAS, pursuant to Section 9.06 of the Indenture, the Company has requested that the Trustee join in the execution of this Second Supplemental Indenture;

WHEREAS, the Company has satisfied all conditions precedent, if any, provided under the Indenture to enable the Company, the Guaranteeing Subsidiaries, the Guarantors and the Trustee to enter into this Second Supplemental Indenture; and

WHEREAS, all things and acts necessary to make this Second Supplemental Indenture the legal, valid and binding obligation of the Company have been done.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantors, the Guaranteeing Subsidiaries and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

ARTICLE I

AMENDMENTS TO THE INDENTURE

SECTION 1.1  AMENDMENTS.  The Indenture is hereby amended as follows:

A.

Agreement to Guarantee.  The Guaranteeing Subsidiaries hereby agree to provide an unconditional guarantee on the terms and subject to the conditions set forth in the Security Guarantee and in the Indenture including but not limited to Article 10 thereof.

B.

No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Security Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws.

ARTICLE II

MISCELLANEOUS PROVISIONS

SECTION 2.1   DEFINED TERMS.  For all purposes of this Second Supplemental Indenture, except as otherwise defined or unless the context otherwise requires, terms used in capitalized form in this Second Supplemental Indenture and defined in the Indenture have the meanings specified in the Indenture.

SECTION 2.2   INDENTURE.  Except as amended hereby, the Indenture is in all respects ratified and confirmed and all the terms thereof shall remain in full force and effect.  This Second Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound by the Indenture as amended hereby and all terms and conditions of both shall be read together as though they constitute a single agreement, except that in the case of conflict between the Indenture and this Second Supplemental Indenture, the provisions of this Second Supplemental Indenture shall control.  In case of a conflict between the terms and conditions contained in the Notes and those contained in the Indenture, as modified and amended by this Second Supplemental Indenture, the provisions of the Indenture, as modified and amended by this Second Supplemental Indenture, shall control.  On and after the effective date of this Second Supplemental Indenture, each reference to the Indenture to “this Indenture,” “hereunder,” “hereof,” or “herein” or the like shall mean and be a reference to the Indenture as supplemented by this Second Supplemental Indenture unless the context otherwise requires.

SECTION 2.3   GOVERNING LAW.  THIS SECOND SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, THE UNITED STATES OF AMERICA.

SECTION 2.4   SUCCESSORS.  All agreements of the Company, the Guaranteeing Subsidiaries, the Guarantors and the Trustee in this Second Supplemental Indenture and the Notes shall bind their respective successors and assigns.

SECTION 2.5   COUNTERPARTS.  The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 2.6   SEVERABILITY.  In case any one or more of the provisions in this Second Supplemental Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SECTION 2.7   THE TRUSTEE.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company.

SECTION 2.8   EFFECTIVENESS; OPERATIVENESS.  This Second Supplemental Indenture will become effective and binding upon the Company, the Guaranteeing Subsidiaries, the Guarantors, the Trustee and the holders of the Notes immediately upon execution and delivery thereof by the parties hereto.

SECTION 2.9   EFFECT OF HEADINGS.  The Section headings herein are for convenience only and shall not affect the construction hereof.

[Signatures appear on the following page]

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed and attested, all as of the date first above written.

TNHC COLORADO INC.,
a Delaware corporation

Members of the Board of Directors

/s/ Leonard Miller
Leonard Miller

/s/ John Stephens
John Stephens

/s/ Miek Harbur
Miek Harbur

EHWP LLC,
a Colorado limited liability company

EHPP LLC,
a Colorado limited liability company

EHTCV LLC,
a Colorado limited liability company

EPIC HOMES AT ANTHEM HIGHLANDS LLC,
a Colorado limited liability company

THE ORCHARD GROUP LLC,
a Colorado limited liability company

By: TNHC COLORADO INC.
a Delaware corporation
as Sole Manager

/s/ John Stephens
Name: John Stephens
Its: Chief Financial Officer

[Signatures continue on the following page]

THE NEW HOME COMPANY INC.

/s/ John M. Stephens
Name: John M. Stephens
Its: Chief Financial Officer

[Signatures continue on the following page]

[Signature page to Second Supplemental Indenture - NWHM]

GUARANTORS

TNHC REALTY AND CONSTRUCTION INC.
a Delaware corporation

THE NEW HOME COMPANY SOUTHERN CALIFORNIA LLC
a Delaware limited liability company

THE NEW HOME COMPANY NORTHERN CALIFORNIA LLC
a Delaware limited liability company

TNHC LAND COMPANY LLC
a Delaware limited liability company

TNHC ARIZONA LLC
a Delaware limited liability company

TNHC-SANTA CLARITA GP, LLC
a Delaware limited liability company

TNHC SAN JUAN LLC
a Delaware limited liability company

LR8 INVESTORS, LLC
a Delaware limited liability company

LR8 OWNER, LLC
a Delaware limited liability company

TNHC-CALABASAS GP LLC
a Delaware limited liability company

TNHC GROVE INVESTMENT LLC
a Delaware limited liability company

TNHC CANYON OAKS LLC
a Delaware limited liability company

TNHC-ARANTINE GP LLC
a Delaware limited liability company

By:	/s/ John M. Stephens
Name: John M. Stephens
Its: Chief Financial Officer

[Signatures continue on the following page]

[Signature page to Second Supplemental Indenture - NWHM]

GUARANTORS cont.

LARKSPUR LAND 8 OWNER, LLC
a Delaware limited liability company

LARKSPUR LAND 8 INVESTORS, LLC
a Delaware limited liability company

DMB/TNHC LLC
a Delaware limited liability company

TNHC TIDELANDS LLC
a Delaware limited liability company

TNHC ARIZONA MARKETING LLC
a Delaware limited liability company

TNHC HOLDINGS LLC,
a Delaware limited liability company

TNHC HOLDINGS 1 LLC,
a Delaware limited liability company

By:	/s/ John M. Stephens
Name: John M. Stephens
Its: Chief Financial Officer

[Signatures continue on the following page]

[Signature page to Second Supplemental indenture - NWHM]

U.S. BANK NATIONAL ASSOCIATION,
AS TRUSTEE

By:	/s/ Donald T. Hurrelbrink
Name:	Donald T. Hurrelbrink
Title:	Vice President

[Signature page to Second Supplemental Indenture - NSHM]